UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2005

GuruNet Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

Jerusalem Technology Park
Building 98, Jerusalem, Israel 91481
(Address of Principal Executive Offices) (Zip Code)

+972-2-649-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On May 17, 2005 at 8:35 a.m. PDT, Mr. Bob Rosenschein, founder, Chairman and CEO of GuruNet Corporation (“GuruNet”), delivered a presentation at the Thomas Weisel Partners Internet Conference 2005, at the Four Seasons Hotel, San Francisco, CA (the “Presentation”).

During the Presentation, Mr. Rosenschein stated that while the Company had in its recent earnings conference call (as later amended pursuant to an 8-K filing dated May 12, 2005) shared with the investor community that its May average daily ad revenue has shown over a 20% increase over April average daily ad revenue, the percentage expected for May 2005 increase over April 2005 is actually higher and closer to 30% - 40%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GURUNET CORPORATION

Date: May 17, 2005	By:	/s/ Steven Steinberg
Steven Steinberg
Chief Financial Officer